EXHIBIT 4.16

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”) is entered into as of April __, 2007, by and among Rudolf Gunnerman and Doris Gunnerman (“Gunnerman”), and the entities identified on the signature pages hereto, as a buyer (each a “Buyer” and collectively “Buyers”).

NOW, THEREFORE, for good and valuable consideration, Gunnerman, Borrower and Buyer agree as follows:

1.    Purchase and Sale. Subject to the terms and conditions of this Agreement, Buyer agrees to purchase from Gunnerman and Gunnerman agrees to sell to Buyer in the percentage share indicated on the signature pages hereto (“Allocated Portions”), all right, title and interest of Gunnerman in and to 125,000 shares of Sulphco, Inc. (the “Company”) Common Stock (“Purchased Stock”) represented by certificate number ___________, for __________shares, dated ________ __, ____. The sale, transfer and Agreement of the Purchased Stock shall be subject to the representations and warranties of Gunnerman as are provided in Section 7 of this Agreement.

2.    Consideration. The consideration to be given by Buyers to Gunnerman for the Purchased Stock (“Purchase Price”) shall be Four Dollars ($4.00) per share or $500,000 in the aggregate.

3.    Closing. The consummation of the sale and purchase pursuant to this Agreement (the “Closing”) is contemplated to occur on or before April __, 2007 (the “Closing Date”) upon satisfaction of all conditions to Closing. As a condition precedent to Closing, Gunnerman agrees to cause to be delivered to Grushko & Mittman, P.C. on behalf of the Buyers new stock certificates issued to each Buyer in its Allocated Portion (each a “Reissued Certificate”). Upon receipt of the Reissued Certificates by Grushko & Mittman, P.C., each Buyer agrees to wire transfer to Gunnerman its Allocated Portion of the Purchase Price in accordance with wiring instructions set forth below. Upon confirmation of delivery by a Buyer of its Allocated Portion of the Purchase Price, Grushko & Mittman, P.C. will deliver a Reissued Certificate to such Buyer. In the event Grushko & Mittman, P.C. is not reasonably satisfied that a Buyer has transmitted its proportionate amount of the Purchase Price (as provided in Schedule A hereto (“Proportionate Amount”) to Gunnerman on or before April ___, 2007, then such Buyer’s Reissued Certificate shall be promptly delivered to Gunnerman for reissuance by Borrower to Gunnerman, and such Buyer shall no longer have the right to purchase any portion of the Purchased Stock. The address for deliveries and notices to Grushko & Mittman, P.C. is 551 Fifth Avenue, Suit 1601, New York, NY 10176, fax: (212) 697-3575. Gunnerman and each Buyer may terminate this Agreement if the Closing has not occurred by the Closing Date. Buyer shall pay the Purchase Price by wire transfer in immediately available United States funds to the following account (the “Seller Account”):

4.    Purchase and Sale.

(a)    Effective upon the Closing, and subject to and conditioned upon the terms, covenants, limitations, and conditions contained herein, Gunnerman hereby sells, transfers, and assigns to Buyer, and Buyer hereby purchases and accepts from Gunnerman, in each case on and as of the Closing Date, all of Gunnerman’s right, title and interest, in, to, and under each such Buyer’s Allocated Portion of the Purchased Stock.

(b)    If Gunnerman receives any dividend payments and the like from the Company with respect to the Purchased Stock after the Closing Date, Gunnerman will forward to each Buyer, such Buyer’s Allocated Portion of such payments.

5.    Gunnerman’s Closing Documents. In connection with the Closing, Gunnerman shall deliver to Buyer, as provided in Section 3, an original Reissued Certificate for each Buyer, executed Stock Option Agreement in the form agreed upon by Gunnerman and Buyers, to be executed and delivered simultaneously herewith for 125,000 shares of Company Common Stock at $4.00 per share, an executed copy of this Agreement, and any other documents reasonably required by Buyer to effect the transactions contemplated hereunder (collectively “Gunnerman’s Closing Documents”).

6.    Buyer’s Closing Obligations. In connection with the Closing, Buyer shall deliver to Gunnerman, Buyer’s Proportionate Amount of the Purchase Price and an executed copy of this Agreement (collectively “Buyer’s Closing Items”):

7.    Representations and Warranties and Covenants of Gunnerman. Each of Rudolf and Doris Gunnerman hereby represents and warrants and covenants to Buyer as follows:

(a)    Gunnerman is an individual, who is a U.S. citizen.

(b)    Gunnerman has the full power and authority to execute, deliver and perform this Agreement and to enter into and consummate the transactions contemplated by and described in this Agreement. Gunnerman has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement and this Agreement constitutes a legal, valid and binding obligation of Gunnerman, enforceable against Gunnerman in accordance with its terms.

(c)    As of the date of issuance of the Purchased Stock to Gunnerman, the Purchased Stock was validly issued, fully paid and nonassessable.

(d)    Gunnerman is the legal and beneficial owner and holder of the Purchased Stock and Gunnerman has not pledged, assigned or otherwise previously transferred the Purchased Stock. The Purchased Stock is free and clear of any liens, encumbrances, etc. whatsoever.

(e)    Gunnerman has not entered into any agreement or arrangement which would affect their ability to sell the Purchased Stock hereunder.

(f)    The Gunnermans were provided with the opportunity to present this Agreement and related documentation to an attorney for review and have determined upon their own free will to not avail themselvesf of such right. They understand that the transaction contemplated by this Agreement is a sophisticated business and financial transaction, and they have the acumen and experience to review this Agreement and related documentation and to enter into the transactions set forth in the Agreement without the aid of counsel. They acknowledge that they have not relied upon the advice, judgment or counsel of attorneys for either the Borrower or Buyer and they waive any claims the ymay have against such counsel arising out of this transaction.

(g)    Gunnerman is responsible for making any filings required to be made by him with all regulatory bodies arising from the transactions contemplated hereby.

8.    Representations and Warranties of Buyer. Each Buyer for itself only, hereby represents and warrants to Gunnerman:

(a)    Buyer has all requisite power and authority to execute, deliver and perform this Agreement and to enter into and consummate the transactions contemplated by this Agreement. The officer or officers of Buyer who shall execute and deliver this Agreement have been duly authorized to do so by all requisite action on the part of Buyer. Buyer has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement and this Agreement constitutes a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

(b)    Buyer has made such examination, review and investigation of the Assigned Loan, and of any and all facts and circumstances necessary to evaluate the Purchased Stock it has deemed necessary or appropriate. Except for the representations and warranties specifically and expressly made by Gunnerman above (a) Buyer has been and will continue to be solely responsible for Buyer’s own independent investigations as to all aspects of the transactions contemplated; and (b) Buyer has not relied upon any expressed or implied, written or oral, representation, warranty or other statement by or on behalf of Gunnerman concerning any of the, except for such representations and warranties of Gunnerman as are specifically and expressly provided in this Agreement.

(c)    Buyer is acquiring the Purchased Stock without any view either to participate in (other than as described in this Agreement), or to sell the Assigned Loan in connection with, any public distribution thereof, and Buyer has no intention of making any distribution of the Assigned Loan in a manner which would violate applicable securities laws; provided, however, that nothing in this Agreement shall restrict or limit in any way Buyer’s ability and right to dispose of all or part of the Assigned Loan in accordance with such laws if at some future time Buyer deems it advisable to do so.

9.    Taxes. Each party shall be responsible for the payment of all taxes and charges, including sales and transfer taxes and recording taxes, resulting from or payable in connection with the Agreement for which each party is liable as a matter of law. No party shall have the obligation to pay taxes due by another party.

10.   Further Assurances. Effective upon the Closing, Gunnerman, Borrower and Buyer each hereby covenant and agree to execute and deliver all such documents and instruments, and to take such further actions as may be reasonably necessary or appropriate, from time to time, to carry out the intent and purpose of this Agreement and to consummate the transactions contemplated hereby.

11.   Miscellaneous.

(a)    Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to Gunnerman:	Rudolf Gunnerman and Doris Gunnerman

If to Buyers:	To the one or more addresses and telecopier numbers indicated on Schedule A hereto

With a copy to:	Grushko & Mittman, P.C.
551 Fifth Avenue, Suite 1601
New York, NY 10176
Attn: Eliezer Drew, Esq.
Fax: (212) 697-3575

(b)    No Waiver. No delay or omission by either party hereto in exercising any right or power arising from any default by the other party hereto shall be construed as a waiver of such default or as an acquiescence therein, nor shall any single or partial exercise thereof preclude any further exercise thereof or the exercise of any other right or power arising from any default by the other party hereto. No waiver of any breach of any of the covenants or conditions contained in this Agreement shall be construed to be a waiver of or an acquiescence in or a consent to any previous or subsequent breach of the same or of any other condition or covenant.

(c)    No Third Party Beneficiary. This Agreement is made for the sole benefit of Gunnerman and Buyers and their respective successors and permitted assigns, and no other person or persons shall have any rights or remedies under or by reason of this Agreement or any right to the exercise of any right or power of either party hereto or arising from any default by either party hereto.

(d)    Attorney Fees and Costs. In the event any legal action is undertaken in order to enforce or interpret any provision of this Agreement, the prevailing party in such legal action, as determined by the court, shall be entitled to receive from the other party the prevailing party’s reasonable attorneys’ fees and court costs.

(e)    No Agreement to Third Party. Prior to Closing, this Agreement shall not be assigned by either party without the written consent of the other party, which consent may be withheld in such other party’s sole discretion.

(f)    Integration; Entire Agreement. This Agreement and any documents executed in connection herewith or pursuant hereto constitute the entire understanding between the parties hereto with respect to the subject matter hereof, superseding all prior written or oral understandings, and may not be terminated, modified or amended in any way except by a written agreement signed by each of the parties hereto.

(g)    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute but one and the same document. This Agreement may be executed by facsimile signature and delivered by facsimile transmission.

(h)    Legal Effect. If any provision of this Agreement conflicts with applicable law, such provision shall be deemed severed from this Agreement, and the balance of this Agreement shall remain in full force and effect.

(i)    Choice of Law and Venue; Jury Trial Waiver. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to principles of conflicts of law. GUNNERMAN, BORROWER AND BUYER WAIVE ANY RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREIN, INCLUDING CLAIMS BASED ON CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER COMMON LAW OR STATUTORY BASES. Each party hereby submits to the exclusive jurisdiction of the state and federal courts located in the County of New York, State of New York.

(j)    Gunnerman, Borrower and Buyer shall each bear their own expenses, including legal fees, incident to the negotiation and preparation of this Agreement and the consummation of the transaction contemplated thereby.

[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF the undersigned have executed this Stock Purchase Agreement as of the date above written.

RUDOLF GUNNERMAN ____________________________________________
DORIS GUNNERMAN ____________________________________________

ACKNOWLEDGED BY, with agreement to reissue the shares sold pursuant to this Stock Purchase Agreement in the names of the investors set forth on the signature pages hereto, in the amounts listed on the signature pages, within a commercially reasonable period of time from presentation for reissue:

SULPHCO, INC.

By:_________________________________________

[Signature Page to Stock Purchase Agreement, etc.]
[Signatures of Buyers Continued Next Page]

[BUYER SIGNATURE PAGES TO STOCK PURCHASE AGREEMENT]

IN WITNESS WHEREOF the undersigned have executed this Agreement as of the first date above written.

Name of Buyer:

Signature of Authorized Signatory of Buyer: __________________________________________

Name of Authorized Signatory: ____________________________________________________

Title of Authorized Signatory: _____________________________________________________

Email Address of Buyer:__________________________________________________________

Address for Notice to Buyer:

With a copy to (which shall not constitute notice):

Grushko & Mittman, P.C.
551 Fifth Avenue, Suite 1601
New York, NY 10176
Attn: Eliezer Drew, Esq.
Fax: (212) 697-3575
Email: counslers@aol.com

Address for Delivery of Securities for Buyer (if not same as above):

Proportionate Amount: _____%

Proportionate Amount of Purchase Price: $________________

[SIGNATURE PAGES CONTINUE]

[BUYER SIGNATURE PAGES TO STOCK PURCHASE AGREEMENT]

IN WITNESS WHEREOF the undersigned have executed this Agreement as of the first date above written.

Name of Buyer:

Signature of Authorized Signatory of Buyer: __________________________________________

Name of Authorized Signatory: ____________________________________________________

Title of Authorized Signatory: _____________________________________________________

Email Address of Buyer:_________________________________________________________

Address for Notice to Buyer:

With a copy to (which shall not constitute notice):

Grushko & Mittman, P.C.
551 Fifth Avenue, Suite 1601
New York, NY 10176
Attn: Eliezer Drew, Esq.
Fax: (212) 697-3575
Email: counslers@aol.com

Address for Delivery of Securities for Buyer (if not same as above):

Proportionate Amount: _____%

Proportionate Amount of Purchase Price: $________________

[SIGNATURE PAGES CONTINUE]
[BUYER SIGNATURE PAGES TO STOCK PURCHASE AGREEMENT